UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2012

ACXIOM CORPORATION

(Exact Name of Registrant as Specified In Charter)

 Delaware

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No)

601 E. Third St., Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2012, the board of directors of Acxiom Corporation (the “Company”) appointed Timothy R. Cadogan to the Company’s board of directors.  Mr. Cadogan was appointed to fill the vacancy on the board of directors created by the previously announced resignation of R. Halsey Wise in December 2011.

Mr. Cadogan will be compensated for his board service in accordance with the standard compensation policy for the Company’s non-employee directors and will be eligible to participate in the Acxiom Corporation Directors’ Deferred Compensation Plan, each of which are more fully described in the “Non-Employee Director Compensation” section of the Company’s definitive proxy statement for the 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 30, 2011.  Committee assignments for Mr. Cadogan will be made at the quarterly meeting of the board of directors currently scheduled for August 16, 2012.

There are no arrangements or understandings between Mr. Cadogan and any other person pursuant to which he was selected to serve as a director of the Company, nor is he party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012	ACXIOM CORPORATION

By: /s/ Jerry C. Jones Jerry C. Jones Chief Legal Officer & Sr. Vice President